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                                                                   Exhibit 10.22


                        PENSION BENEFIT EQUALIZATION PLAN

                                       OF

                        THE DUN & BRADSTREET CORPORATION

                AMENDED AND RESTATED EFFECTIVE SEPTEMBER 30, 2000

1.       Purpose of the Plan

         The purpose of the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (the "Plan") is to provide a means of equalizing the benefits of those employees of The Dun & Bradstreet Corporation (the "Corporation") and it subsidiaries participating in the Retirement Account of The Dun & Bradstreet Corporation (the "Retirement Account") whose funded benefits under the Retirement Account are or will be limited by the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code") or any applicable law or regulation. The Plan is intended to be an "excess benefit plan", as that term is defined in Section 3(36) of ERISA, with respect to those participants whose benefits under the Retirement Account have been limited by Section 415 of the Code, and a "top hat" plan meeting the requirements of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA with respect to those participants whose benefits under the Retirement Account have been limited by Section 401(a)(17) of the Code.

2.       Administration of the Plan

         The Board of Directors ("Board") of the Corporation and the Compensation and Benefits Committee appointed by the Board (the "Committee") severally (and not jointly) shall be responsible for the administration of the Plan. The Committee shall consist of not less than three (3) nor more than seven
(7) members, as may be appointed by the Board from time to time. Any member of the Committee may resign at will by notice to the Board or be removed at any time (with or without cause) by the Board.

         The members of the Committee may from time to time allocate responsibilities among themselves and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including without limitation those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion.

         The Committee (and its delegees) shall have the exclusive authority to interpret the provisions of the Plan and construe all of its terms (including, without limitation, all disputed and uncertain terms), to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Participants, Former Participants, Vested Former
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Participants and Surviving Spouses. All deference permitted by law shall be given to such interpretations, determinations and actions.

         Any action to be taken by the Committee shall be taken by a majority of its members, either at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one Committee member and the secretary of the Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.

         Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

3.       Participation in the Plan

         All members of the Retirement Account shall be eligible to participate in this Plan whenever their benefits under the Retirement Account, as from time to time in effect, would exceed the limitations on benefits and contributions imposed by Sections 401, 415 or any other applicable Section of the Code, calculated from and after September 2, 1974. For purposes of this Plan, benefits of a participant in this Plan shall be determined as though no provision were contained in the Retirement Account incorporating limitations imposed by Sections 401, 415 or any other Section of the Code.

4.       Benefit Limitations

         For purposes of this Plan and the Retirement Account, the limitations imposed by Section 415 of the Code shall be deemed to be met when the sum of the participant's defined benefit plan fraction and his defined contribution plan fraction equals 1.0, as such fractions are computed for purposes of Section 415 of the Code and Section 19.4 of the Retirement Account. Effective for Plan Years beginning on after December 31, 1999, in accordance with changes included in the Small Business Job Protection Act of 1995, this Section 4 shall no longer apply with respect to any participant who has one (1) Hour of Service (as such term is defined in the Retirement Account) after December 31, 1999.

5.       Equalized Benefits

         The Corporation shall pay to each eligible member of the Retirement Account and his beneficiaries a supplemental pension benefit equal to the benefit which would have been payable to them under the Retirement Account, as if no provision were set forth therein incorporating limitations imposed by Sections 401, 415 or any other applicable Section of the Code, to the extent that such benefit otherwise payable under the Retirement Account exceeds the benefit limitations related to the Retirement Account as described in Section 3 of this Plan.

         Subject to Section 12 of this Plan, such supplemental pension benefits shall be payable in accordance with all of the terms and conditions applicable to the participant's benefits under the


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Retirement Account, including whatever optional benefits he may have elected;
provided, however, if an Election (as defined in Section 11 of this Plan) or a Special Election (as defined in Section 10 of this Plan) has been made and becomes effective prior to the date when benefits under this Plan would otherwise be payable, the form of payment of benefits under this Plan shall be in the form so elected pursuant to such Election or Special Election; provided further, that notwithstanding any Election or Special Election, if the lump sum value, determined in the same manner as provided under Section 9 below, of the benefits payable under this Plan is Ten Thousand Dollars ($10,000) or less at the time such benefits are payable under this Plan, such benefits shall be payable as a lump sum.

         Any portion of the benefits payable under this Plan as a lump sum, including any amounts payable as a lump sum under Section 6, shall be paid sixty
(60) days after the date when payments of the same benefits under this Plan, if payable in the form of an annuity, would otherwise commence, or as soon as practicable thereafter, provided the Committee has approved such payment. Any such lump sum distribution of a participant's or beneficiary's benefits under this Plan shall fully satisfy all present and future Plan liability with respect to such participant or beneficiary for such portion or all of such benefits so distributed. Any portion of the benefits payable under this Plan as an annuity shall commence on the date when annuity benefits under this Plan would otherwise commence, without regard to any Election or Special Election.

6.       Payments of Benefits in the Event of Death

         In case of the death of the participant, the amount in his account shall, where applicable and subject to Section 12 of this Plan, be distributed to the surviving beneficiary who has been designated to receive benefits under the Retirement Account and in the manner which has been elected under the Retirement Account; provided, however, if an Election (as defined in Section 9 of this Plan) or a Special Election (as defined in Section 10 of this Plan) has been made and becomes effective prior to the date when benefits under this Plan would otherwise be payable, the form of payment of benefits payable to such surviving beneficiary under this Plan shall be in the form so elected pursuant to such Election or Special Election; provided further, that notwithstanding any Election or Special Election, if the lump sum value, determined in the same manner as provided under Section 9 below, of the benefits payable under this Plan is Ten Thousand Dollars ($10,000) or less at the time such benefits are payable to such surviving beneficiary under this Plan, such benefits shall be payable as a lump sum.

         If the participant has not designated a beneficiary under the Retirement Account, or if no such beneficiary is living at the time of the participant's death, the amount, if any, in the participant's account that is distributable upon his death shall be distributed to the person or persons who would otherwise be entitled to receive a distribution of the participant's Retirement Account benefits. Payment to such person or persons shall completely discharge the Plan with respect to the amount so paid.


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7.       Change in Control

         (a) Upon the occurrence of a "Change in Control" of the Corporation, as such term is defined below,

                  (i) each participant and beneficiary already receiving benefits and/or survivor's benefits under the Plan shall receive a lump sum distribution of their unpaid benefits and/or survivor's benefits under the Plan in an amount equal to the present value of such benefits and/or survivor's benefits in full satisfaction of all present and future Plan liability with respect to such participant or beneficiary, and

                  (ii) each vested participant who is not already receiving benefits under the Plan shall receive (1) a lump sum distribution of the present value of his accrued benefit under the Plan as of the date of such Change in Control, within thirty (30) days of the date of such Change in Control and (2) a lump sum distribution of the present value of his additional benefit, if any, accrued under the Plan from the date of the Change in Control until the date he retires or terminates employment with the Corporation, within thirty (30) days from the date of the participant's retirement or termination of employment with the Corporation.

         (b) In determining the amount of the lump sum distributions to be paid under this Section 7, the following actuarial assumptions shall be used:

                  (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of either the year of the occurrence of the Change in Control or the participant's retirement or termination of employment, whichever is applicable;

                  (ii)     the 1983 Group Annuity Mortality Table shall be used;
                           and

                  (iii) it shall be assumed that all participants retired or terminated employment with the Corporation on the date of the occurrence of the Change in Control for purposes of determining the amount of the lump sum distribution to be paid upon the occurrence of the Change in Control.

         (c) For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if

                  (i) any "Person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities


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                           under an employee benefit plan of the Corporation, or
                           any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "Beneficial Owner"
                           (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities;

                  (ii) during any period of twenty-four (24) months (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than (1) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (c)(i), (c)(iii) or (c)(iv) of this Section),
                           (2) a director designated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (3) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation's securities) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and (2) after which no Person holds twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Corporation or such surviving entity; or

                  (iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


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8.       Funding

         Benefits payable under this Plan shall not be funded and shall be made out of the general funds of the Corporation; provided, however, that the Corporation reserves the right to establish one (1) or more trusts to provide alternate sources of benefit payments under this Plan, provided further, however, that upon the occurrence of a "Potential Change in Control" of the Corporation, as defined below, the appropriate officers of the Corporation are authorized to make contributions to such a trust fund, established as an alternate source of benefits payable under the Plan, as are necessary to fund the lump sum payments to Plan participants required pursuant to Section 7 of this Plan in the event of a Change in Control of the Corporation; provided further, however, that if payments are made from such trust fund, such payments will satisfy the Corporation's obligations under this Plan to the extent made from such trust fund.

         (a) In determining the amount of the necessary contribution to the trust fund in the event of a Potential Change in Control, the following actuarial assumptions shall be used:

                  (i) the interest rate used shall be the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1st of the year of the occurrence of the Potential Change in Control;

                  (ii)     the 1983 Group Annuity Mortality Table shall be used;
                           and

                  (iii) it shall be assumed that all participants will retire or terminate employment with the Corporation as soon as practicable after the occurrence of the Potential Change in Control.

         (b) For the purposes of this Plan, "Potential Change in Control" means:

                  (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

                  (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation;

                  (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation (or a Corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing nine and one-half percent (9.5%) or more of the combined voting power of the Corporation's


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
                           then outstanding securities, increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person; or

                  (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control of the Corporation has occurred.

9.       Election of Form of Payment

         A participant under this Plan may make an election, on a form supplied by the Committee, to receive all, none, or a specified portion of his benefits under this Plan in a lump sum and to receive any balance of such benefits in the form of an annuity (an "Election"); provided, that any such Election shall be effective for purposes of this Plan only if (i) such participant remains in the employment of the Corporation or an Affiliate (as defined under Section 12 below), as the case may be, for the full twelve (12) calendar months immediately following the Election Date of such Election, except in the case of such participant's death or disability, as provided below, and (ii) such participant complies with the administrative procedures set forth by the Committee with respect to the making of the Election. A participant making such Election shall be subject to the provisions of Section 12 of this Plan.

         A participant may elect a payment form different than the payment form previously elected by him under this Section 9 by filing a revised election form; provided, that any such new Election shall be effective only if the conditions in clauses (i) and (ii) of the immediately preceding paragraph are satisfied with respect to such new Election. Any prior Election made by a participant that has satisfied such conditions remains effective for purposes of this Plan until such participant has made a new Election that satisfies such conditions.

         A participant making an election under this Section 9 may specify the portion of his benefits under this Plan to be received in a lump sum as follows: zero percent (0%), twenty five percent (25%), fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%).

         In the event a participant who has made an Election dies or becomes "totally disabled" (as defined in The Dun & Bradstreet Corporation Long Term Disability Plan) while employed by the Corporation or an Affiliate and such death or total disability occurs during the twelve (12) calendar month period immediately following the Election Date of such Election, the condition that such participant remain employed with the Corporation or an Affiliate (as defined in Section 12) for such twelve (12) month period shall be deemed to be satisfied and such Election shall be effective with respect to benefits payable to such participant or participant's beneficiaries under this Plan.

         The amount of any portion of the benefits payable as a lump sum under this Section 9 will equal the present value of such portion of such benefits, and the present value shall be


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determined (i) based on a discount rate equal to the average of eighty-five percent (85%) of the fifteen (15) year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three (3) months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.

         "Election Date" for purposes of this Plan means the date that a properly completed election form with respect to an Election or Special Election (as defined in Section 10 below) is received by the Corporate Assistant Treasurer of the Corporation.

10.      Special Election of Form of Payment

         Any participant under this Plan (except for the Chairman of the Board of Directors of the Corporation on December 21, 1994) who, as of December 31, 1994, (i) is age fifty-four (54) or older and (ii) has at least four (4) years of Credited Service (as defined in the Corporation's Supplemental Executive Benefit Plan), may make an election, on a form supplied by the Committee, to receive all, none, or a specified portion, in the same percentages as described in Section 9 above, of his benefits under this Plan in a lump sum and to receive any balance of such benefits in the form of an annuity (a "Special Election"); provided, that any such Special Election shall be effective for purposes of this Plan only if such participant remains in employment with the Corporation or an Affiliate (as defined in Section 12 below), as the case may be, for the one (1) calendar month immediately following the Election Date, except in the case of death or disability as provided below and complies with the administrative procedures set forth by the Committee with respect to the making of the Special Election; and provided further, that the Election Date with respect to any such Special Election may not be later than January 31, 1995. A participant making such Special Election shall be subject to the provisions of Section 12 of this Plan.

         In the event a participant who has made a Special Election dies or becomes "totally disabled" (as defined in The Dun & Bradstreet Corporation Long Term Disability Plan) while employed by the Corporation or an Affiliate (as defined in Section 12 below) and such death or total disability occurs during the one (1) calendar month period immediately following the Election Date of such Special Election, the participant shall, for purposes of this Section 10, be deemed to have been employed with the Corporation or an Affiliate (as defined in Section 12 below), as the case may be, for such one (1) calendar month period, and such Special Election shall be effective with respect to benefits payable to such participant or participant's beneficiaries under this Plan.

         The amount of any portion of the benefits payable as a lump sum under this Section 10 will equal the present value of such portion of such benefits, and the present value shall be determined (i) based on a discount rate equal to the average of eighty-five percent (85%) of the fifteen (15) year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three (3) months immediately preceding the date the annuity value is determined and (ii) using the 1983 Group Annuity Mortality Table.


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11.      Indemnification

         Subject to certain conditions as provided below, the Corporation shall indemnify each participant or beneficiary who receives any benefits under this Plan in the form of an annuity for any interest and penalties that may be assessed by the U.S. Internal Revenue Service (the "Service") with respect to U.S. federal income tax on such benefits (payable under the Plan in the form of an annuity) upon final settlement or judgment with respect to any such assessment in favor of the Service, provided the basis for the assessment is that the amendment of this Plan to provide for the Election or the Special Election causes the participant or the beneficiary, as the case may be, to be treated as being in constructive receipt of such benefits prior to the time when such benefits are actually payable under the Plan.

         In case any such assessment shall be made against a participant or beneficiary, such participant or beneficiary, as the case may be (the "indemnified party"), shall promptly notify the Corporation's Treasurer in writing, and the Corporation, upon request of such indemnified party, shall select and retain an accountant or legal counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with such assessment and shall pay the fees and expenses of such accountant or legal counsel related to such representation, and the Corporation shall have the right to determine how and when such assessment by the Service should be settled, litigated or appealed. In connection with any such assessment, any indemnified party shall have the right to retain his own accountant or legal counsel, but the fees and expenses of such accountant or legal counsel shall be at the expense of such indemnified party unless the Corporation and the indemnified party shall have mutually agreed to the retention of such accountant or legal counsel.

         The Corporation shall not be liable to a participant or beneficiary for any payments under this Section 11 with respect to any assessment described in the second preceding paragraph if such participant or beneficiary against whom such assessment is made has not notified or allowed the Corporation to participate with respect to such assessment in the manner described above or, following demand by the Corporation, has not made the deposit to avoid additional interest or penalties as described below, or has agreed to, or otherwise settled with the Service with respect to, such assessment without the Corporation's written consent, provided, however, (i) if such assessment is settled with such consent or if there is a final judgment for the Service, (ii) the Corporation has been notified and allowed to participate in the manner as provided above, and (iii) such participant or beneficiary has made any required deposit to avoid additional interest or penalties as described below, the Corporation agrees to indemnify the indemnified party to the extent set forth in this Section 11.

         In the event a final settlement or judgment with respect to an assessment as described under this Section 11 has been made against a participant or beneficiary, such participant or beneficiary may elect to receive a portion or all of his benefits that is otherwise payable as an annuity under the Plan in the form of a lump sum in accordance with procedures as the Committee may set forth, and such lump sum distribution will be made as soon as practicable after any such election. At the time such assessment is made against such participant or


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
beneficiary (the "assessed party") and prior to any final settlement or judgement with respect to such assessment, if so directed by the Corporation, such assessed party shall, as a condition to receiving an indemnity under this
Section 11, as soon as practicable after notification of such assessment make a deposit with the Service to avoid any additional interest or penalties with respect to such assessment and, upon the request of such assessed party, the Corporation shall lend, or arrange for the lending to, such assessed party a portion of his remaining benefit under the Plan, not to exceed the lump sum value of such benefit under the Plan, determined using the actuarial assumptions set forth in Section 9, solely for purposes of providing the assessed party with funds to make a deposit with the Service to avoid any additional interest or penalties with respect to such assessment.

12.      Limitations on Payment of Benefits

         If a participant under this Plan has, at any time, made an Election or a Special Election to have all or a portion of the benefits under this Plan distributed in a lump sum, such participant shall be subject to this Section 12.

         (a) Notwithstanding any other provision of this Plan to the contrary, no benefits or further benefits, as the case may be, shall be paid to a participant who is subject to this Section 12 if the Committee reasonably determines that such participant has:

                  (i) To the detriment of the Corporation or any Affiliate, directly or indirectly acquired, without the prior written consent of the Committee, an interest in any other company, firm, association, or organization (other than an investment interest of less than one percent (1%) in a publicly-owned company or organization), the business of which is in direct competition with the business (present or future) of the Corporation or any of its Affiliates;

                  (ii) To the detriment of the Corporation or any Affiliate, directly or indirectly competed with the Corporation or any Affiliate as an owner, employee, partner, director or contractor of a business, in a field of business activity in which the participant has been primarily engaged on behalf of the Corporation or any Affiliate or in which he has considerable knowledge as a result of his employment by the Corporation or any Affiliate, either for his own benefit or with any person other than the Corporation or any Affiliate, without the prior written consent of the Committee; or

                  (iii) Been discharged from employment with the Corporation or any Affiliate for "Cause."

         (b) An "Affiliate" for purposes of this Plan means any corporation, partnership, division or other organization controlling, controlled by or under common control with the Corporation or any joint venture entered into by the Corporation.


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
         (c) "Cause" for purposes of this Section 12 shall include the occurrence of any of the following events or such other dishonest or disloyal act or omission as the Committee determines to be "cause":

                  (i) The participant has misappropriated any funds or property of the Corporation or any Affiliate;

                  (ii) The participant has, without the prior knowledge or written consent of the Committee, obtained personal profit as a result of any transaction by a third party with the Corporation or any Affiliate; or

                  (iii) The participant has sold or otherwise imparted to any person, firm, or corporation the names of the customers of the Corporation or any Affiliate or any confidential records, data, formulae, specifications and other trade secrets or other information of value to the Corporation or any Affiliate derived by his or her association with the Corporation or any Affiliate.

         In any case described in this Section 12, the participant shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such participant. Such written notice shall specify the particular act(s), or failures to act, on the basis of which the decision to terminate his benefits has been made.

         Notwithstanding any other provision of this Plan to the contrary, a participant who receives in a lump sum any portion of his benefits under this Plan pursuant to an Election or Special Election shall receive such lump sum portion of his benefits subject to the condition that if such participant engages in any of the acts described in clause (i) or (ii) of this Section 12, then such participant shall, within sixty (60) days after written notice by the Corporation, repay to the Corporation the amount described in the immediately following sentence. The amount to be repaid shall equal the amount, as determined by the Committee, of the participant's lump sum benefit paid under this Plan to which such participant would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of this Section 12.

13.      Miscellaneous

         This Plan may be terminated at any time by the Board, in which event the rights of participants to their accrued benefits shall become nonforfeitable. This Plan may also be amended at any time by the Board, except that no such amendment shall deprive any participant of his benefits accrued at the time of such amendment.

         No right to payment or any other interest under this Plan may be alienated, sold, transferred, pledged, assigned, or made subject to attachment, execution, or levy of any kind.


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         Nothing in this Plan shall be construed as giving any employee the right to be retained in the employ of the Corporation. The Corporation expressly reserves the right to dismiss any employee at any time without regard to the effect which such dismissal might have upon him under the Plan.

         This Plan shall be construed, administered and enforced according to the laws of the State of New York.

14.      Other

         (a) Notwithstanding anything in this Plan to the contrary, in accordance with the terms of Article IV of the Employee Benefits Agreement dated as of October 28, 1996, among the Corporation, Cognizant Corporation ("Cognizant") and ACNielsen Corporation ("ACNielsen") ("Cognizant EBA"):

                  (i) Following the Effective Time (as such term is defined in the Cognizant EBA) of the reorganization of the Corporation's businesses referred to therein, the Corporation shall retain liability for benefits under this Plan of ACNielsen Employees (as such term is defined in the Cognizant EBA) and Cognizant Employees (as such term is defined in the Cognizant EBA) who were participants in this Plan immediately prior to the Effective Time (the "Cognizant and ACNielsen PEBP Participants") to the extent that, prior to the Effective Time, such benefits were accrued and to which such participants had earned vested rights hereunder;

                  (ii) Solely with respect to determining the level of benefits payable under this Plan, Cognizant and ACNielsen shall have the authority to consent to the termination of employment prior to age sixty (60) of a Cognizant or ACNielsen PEBP Participant from the Cognizant Group (as such term is defined in the Cognizant EBA) or the ACNielsen Group (as such term is defined in the Cognizant EBA), as the case may be;

                  (iii) Benefits under this Plan shall not become payable to a Cognizant or ACNielsen PEBP Participant until such participant terminates employment from the Cognizant Group or the ACNielsen Group (as the case may be);

                  (iv) Employment of a Cognizant or ACNielsen PEBP Participant by a member of the Cognizant Group or the ACNielsen Group (as the case may be) after the Effective Time shall not be deemed a violation of the noncompetition clauses of Article 12 of this Plan; and

                  (v) Cognizant and ACNielsen PEBP Participants who participated in this Plan immediately prior to the Effective Time shall receive a distribution hereunder, based on their notional elective deferrals through the Effective Time, at the time distributions are otherwise made under the Plan.

         (b) Notwithstanding anything in this Plan to the Contrary, in accordance with the terms of Article IV of the Employee Benefits Agreement dated as of June 30, 1998, between the Corporation and The New Dun & Bradstreet Corporation ("RHD EBA"):

                  (i) Following the Effective Time (as such term is defined in the RHD EBA) of the reorganization of the Corporation's businesses referred to therein, the Corporation shall retain liability for benefits under this Plan of those persons who, immediately after the Effective Time, are employed by R.H. Donnelly Inc. ("RHD") or any member of the RHD Group (as such term is defined in the RHD EBA) who were participants in this Plan immediately prior to the Effective Time (the "RHD PEBP Participants") to the extent that, prior to the Effective Time, such benefits were accrued and to which such participants had earned vested rights hereunder;

                  (ii) Solely with respect to determining the level of benefits payable under this Plan, RHD shall have the authority to consent to the termination of employment prior to age sixty (60) of an RHD PEBP Participant from the RHD Group;

                  (iii) Benefits under this Plan shall not become payable to an RHD PEBP Participant until such participant terminates employment from the RHD Group;

                  (iv) Employment of an RHD PEBP Participant by the RHD Group after the Effective Time, shall not be deemed a violation of the noncompetition clauses of Article 12 of this Plan; and

                  (v) RHD PEBP Participants who participated in this Plan immediately prior to the Effective Time shall receive a distribution hereunder, based on their notional elective deferrals through the Effective Time, at the time distributions are otherwise made under the Plan.

         (c) Notwithstanding anything in this Plan to the contrary, in accordance with the terms of Article IV of the Employee Benefits Agreement dated as of September 30, 2000, among the Corporation and The New D&B Corporation ("Moody's EBA"):

                  (i) Following the Effective Time (as such term is defined in the Moody's EBA) of the reorganization of the Corporation's businesses referred to therein, the Corporation shall retain liability for benefits under this Plan of those persons who, immediately after the Effective Time, are employed by Moody's Corporation ("Moody's") or any member of the Moody's Group (as such term is defined in the Moody's EBA) who were participants in this Plan immediately prior to the Effective Time (the "Moody's PBEP Participants") to the extent that, prior to the Effective Time, such benefits were accrued and to which such participants had earned vested rights hereunder;

                  (ii) Solely with respect to determining the level of benefits payable under this Plan, Moody's shall have the authority to consent to the termination of employment prior to age sixty (60) of a Moody's PBEP Participant from the Moody's Group;

                  (iii) Benefits under this Plan shall not become payable to a Moody's PBEP Participant until such participant terminates employment from the Moody's Group;

                  (iv) Employment of a Moody's PBEP Participant by the Moody's Group after the Effective Time shall not be deemed a violation of the noncompetition clauses of
                           Article 12 of this Plan; and

                  (v) Moody's PBEP Participants who participated in this Plan immediately prior to the Effective Time shall receive a distribution hereunder, based on their notional elective deferrals through the Effective Time, at the time distributions are otherwise made under the Plan.

15.      Effective Date

         This Plan shall be effective as of October 17, 1990, upon its adoption by the Board of Directors of The Dun & Bradstreet Corporation.